EXHIBIT 99.1

In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year):	April 1, 2012 through June 30, 2012

Beginning Cash Balance:	$939,726,444

All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:

Cash Sales / Interest:	$100,796

Collection of Accounts Receivable:	$0

Proceeds from Litigation / Settlement:	$0

Sale of Debtor’s Assets:	$587,439

Other Cash Receipts /Transfers:	$2,294,640

Total of cash received:	$2,982,875

Total of cash available:	$942,709,319

Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$417,289,168

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$31,474,169

All other disbursements made in the ordinary course:	$1,568,191

Total Disbursements	$450,331,528

Ending Cash Balance:	$492,377,791

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

July 30, 2012	John Maciel, Chief Financial Officer, WMI Liquidating Trust on behalf of Washington Mutual, Inc. and WMI Investment Corp.	/s/ John Maciel
Date	Name/Title

WMI Liquidating Trust
June 2012 Quarterly Summary Report -- UNAUDITED

TABLE OF CONTENTS

Page	Description

1	Background/Disclaimer

3	Schedule of Cash Receipts and Disbursements - Quarterly

4	Schedule of Cash Receipts and Disbursements - Cumulative

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

11	Rollforward of Liquidating Trust Interests

12	Next Dollar Analysis -- June 30, 2012

13	Next Dollar Analysis -- Projected after August 1, 2012 Distribution

14	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of the WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from April 1, 2012 through June 30, 2012, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2).  This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Quarterly Summary Report was prepared in accordance with liquidation basis accounting.  The financial data reflected in this document were not audited or reviewed by an independent registered public accounting firm and are subject to future adjustment and reconciliation.  Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”).  Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under Chapter 11 of title 11 of the United States Code with the Bankruptcy Court.  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”) pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012, (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made the initial distribution pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMI Holdings Corp. (“Reorganized WMI”).

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of the liquidating trust agreement dated as of March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Liquidating Trust Agreement”).   On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.   The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement.  The Trust has an initial term of three years from the Effective Date, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

As the successor-in-interest to WMI, the Trust bears the responsibility for future reporting to the Bankruptcy Court.  The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets.  For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes.  Valuation of assets requires management to make difficult estimates and judgments.   Management used the services of an independent valuation firm to make its estimates for select assets. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results.  Due to the inherently uncertain nature of estimates and the underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported.  Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC”, under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K to be filed with the SEC for its fiscal year ending December 31, 2012.

The information provided in the notes to the financial statements are provided to offer additional information to the readers of this report.  However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement.  In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains a link to the Trust’s filings with the SEC.

WMI Liquidating Trust
June 2012 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Quarterly

	For the Quarter ended June 30, 2012

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - March 31, 2012	$139,722,538	$20,000,000	$722,620,608	$57,383,298	$939,726,444

Receipts
Interest /Investment Income Received			3		3
Treasury Bill accretion	-	-	100,793	-	100,793
Sale / Monetization of Debtor's assets	587,439	-	-	-	587,439
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	-	-	-	-	-
Reimbursement for tax professional fees	1,146,318	-	-	-	1,146,318
Other receipts	699,765	-	11,129	437,428	1,148,322
Total Receipts	2,433,522	-	111,926	437,428	2,982,875

Transfers
Disallowance of disputed claims	479,181,658	-	(479,181,658)	-	-
Allowance of disputed claims	-		(17,645,643)	17,645,643	-
Distribution to disputed Liquidating Trust Interests	(42,736,419)	-	42,736,419	-	-
Other transfers	196,666	-	-	(196,666)	-
Total transfers	436,641,905	-	(454,090,882)	17,448,977	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	414,858,364	-	-	(3,167,899)	411,690,465
Disbursements to newly released claims	-	-	-	3,460,847	3,460,847
Other disbursements to allowed claimants (taxes, releases, etc)	2,354	-	-	2,135,502	2,137,856

Disbursements made for bankruptcy expenses
For services prior to the effective date	27,807,776	-	-	-	27,807,776
For services after the effective date	2,925,025	741,368	-	-	3,666,393

Disbursements in ordinary course:
Salaries and benefits	383,813	-	-	-	383,813
Travel and other expenses	22,774	-	-	-	22,774
Occupancy and supplies	160,144	-	-	-	160,144
Other outside services	385,839	-	-	-	385,839
Other disbursements	68,048	-	-	-	68,048
D&O Insurance	464,625	-	-	-	464,625
Trust Advisory Board fees and expenses	82,949	-	-	-	82,949
Disbursements in ordinary course	1,568,191	-	-	-	1,568,191

Total Disbursements	447,161,709	741,368	-	2,428,451	450,331,528

Ending Cash and Cash Equivalants	$131,636,255	$19,258,632	$268,641,652	$72,841,252	$492,377,791

WMI Liquidating Trust
June 2012 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Cumulative

	From the Effective Date through June 30, 2012
	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219

Receipts
Interest /Investment Income Received			3		3
Treasury Bill accretion	-	-	119,064	-	119,064
Sale / Monetization of Debtor's assets	587,439	-	-	-	587,439
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	-	-	-	-	-
Reimbursement for tax professional fees	1,146,318	-	-	-	1,146,318
Other receipts	740,591	-	11,129	904,564	1,656,284
Total Receipts	2,474,348	-	130,197	904,564	3,509,108

Transfers
Disallowance of disputed claims	479,181,658	-	(479,181,658)	-	-
Allowance of disputed claims	-	-	(20,822,948)	20,822,948	-
Distribution to disputed Liquidating Trust Interests	(42,736,419)	-	42,736,419	-	-
Other transfers	196,666	-	-	(196,666)	-
Total transfers	436,641,905	-	(457,268,187)	20,626,282	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	414,858,364	-	-	(3,167,899)	411,690,465
Disbursements to newly released claims	-	-	-	3,460,847	3,460,847
Other disbursements to allowed claimants (taxes, releases, etc)	2,354	-	-	2,135,502	2,137,856

Disbursements made for bankruptcy expenses
For services prior to the effective date	28,150,823	-	-	-	28,150,823
For services after the effective date	2,925,025	741,368	-	-	3,666,393

Disbursements in ordinary course:
Salaries and benefits	421,877	-	-	-	421,877
Travel and other expenses	22,774	-	-	-	22,774
Occupancy and supplies	201,691	-	-	-	201,691
Other outside services	399,189	-	-	-	399,189
Other disbursements	68,048	-	-	-	68,048
D&O Insurance	464,625	-	-	-	464,625
Trust Advisory Board fees and expenses	82,949	-	-	-	82,949
Disbursements in ordinary course	1,661,152	-	-	-	1,661,152

Total Disbursements	447,597,717	741,368	-	2,428,451	450,767,536

Ending Cash and Cash Equivalants	$131,636,255	$19,258,632	$268,641,652	$72,841,252	$492,377,791

WMI Liquidating Trust
June 2012 Quarterly Summary Report - UNAUDITED
Statements of Net Assets in Liquidation
(Liquidation Basis)

	6/30/2012	Effective Date
Assets:
Cash and cash equivalents	$131,636,255	$140,117,720
Cash held in reserve for litigation costs	19,258,632	20,000,000
Cash held in reserve for disputed claims	268,641,652	725,779,642
Other restricted cash	72,841,250	53,738,857
Total cash and cash equivalents	492,377,790	939,636,219

Income tax receivable	96,000,000	96,000,000
WMI runoff notes	133,836,280	127,851,091
WMI runoff notes (held in Disputed Claims)	38,500	1,232,742
Investment in subsidiaries	3,670,320	3,715,263
Prepaid expenses	1,376,262	948,080
Other assets	1,714,498	2,285,732
Total assets	$729,013,650	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$447,053	$94,112,477
Cash held for allowed claimants	72,406,864	53,471,976
Estimated costs to operate trust	29,367,009	40,000,000
Accounts payable	21,361,774	6,123,945
Accrued wages and benefits	176,603	18,261
Other accrued liabilities	7,942,780	133,441
Accrued liabilities - DCR	11,503	-
Other post-petition liabilities	-	-
Total liabilities	131,713,586	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	268,668,649	727,012,384
Net assets available to Liquidating Trust Interests	328,631,415	250,796,644
Total net assets	597,300,064	977,809,028

Total liabilities and net assets	$729,013,650	$1,171,669,128

NOTE: A cash distribution of $73.8 million is expected to be paid to LTI holders on or about
August 1, 2012.

WMI Liquidating Trust
June 2012 Quarterly Summary Report - UNAUDITED
Statement of Changes in Net Assets in Liquidation
(Liquidation Basis)

	Quarter to Date	Cumulative to Date

Net assets, beginning:	975,197,770	977,809,027

Income
Interest / Investment income - DCR	98,148	116,419
Interest income - runoff notes	4,241,583	4,790,946
Earnings / (Losses) from subsidiaries	(42,173)	(44,942)
Recovery of pre-effective expense	51,305,697	51,305,697
Other income	384,343	385,526
Total income	55,987,598	56,553,646

Expenses
Payroll and benefits	400,415	485,975
Occupancy and supplies	101,622	117,361
Professional fees & services	7,891,066	9,834,527
Other expenses	112,688	195,129

Total operating expenses	8,505,790	10,632,991
Change in reserve for costs to operate trust	(8,332,929)	(10,632,991)
Litigation expenses	1,206,082	1,378,942
Added / (Reduced) Expense	1,378,942	1,378,943

Other items
Allowed Claims	(17,645,643)	(20,822,948)
Disbursements to Liquidating Trust Interests	(414,858,364)	(414,858,364)
Other disbursements	(2,354)	(2,354)

Total changes in Net Assets	(377,897,706)	(380,508,963)

Net assets, ending	$597,300,064	$597,300,064

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1:  Establishing the Trust

The Plan provides for the creation of the liquidating trust, the WMI Liquidating Trust.  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution made on or about March 23, 2012 or whose claim was disputed or otherwise unresolved.  The Trust is and will continue to be responsible for liquidating, converting to cash and distributing the Trust’s assets to the Trust’s beneficiaries.  The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid Claims against or Equity Interests in the Debtors (“Liquidating Trust Interests” or “LTIs”).  The LTIs are not transferable except by will, intestate succession or operation of law.  The outstanding balance for LTIs as of June 30, 2012 is reported on the “Rollforward of Liquidating Trust Interests”.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date, have received or will receive LTIs for their unpaid Allowed Claims entitling them to future distributions from or by the Trust in accordance with the subordination provisions of the Plan.   If distributions from the Trust become available to creditors and Equity Interest holders who have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”).  Holders of claims that have not been allowed (or holders who have not provided the necessary tax forms) did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims (or submission of the necessary tax forms).   Since the Effective Date, the DCR balances have changed due to the disallowance and allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation.  See Note 4.

Note 2:  Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with AICPA Statement of Position 93-3 (“SOP 93-3”).  Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in SOP 93-3 include:

•
Assets and liabilities should be reported at their net realizable values.  The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•
Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation.  The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation.  Such a report is inherently uncertain, as it is based on estimates and assumptions.  The cash amounts actually received and paid could be materially different than the reported balances.

•
The costs expected to execute the liquidation should be recorded upfront.  The Trust recorded a liability for the $40.0 million on the Effective Date provided by the Plan to operate the Trust.  As of June 30, 2012, the remaining liability is $29.4 million.

Note 3:  Distributions to LTI Holders

The Plan provides direction that the Liquidating Trustee will make distributions on at least a quarterly basis if the distributable cash available is greater than $25 million.   However, on May 22, 2012, the Trust announced that it would pay a one-time special interim distribution of $458 million as of May 30, 2012.  The distribution was paid on June 8, 2012.

The interim distribution was possible primarily as a result of favorable decisions permitting the release of a $406 million claim reserve that had been established in conjunction with a proof of claim filed by the Policeman’s Annuity and Benefit Fund of the City of Chicago, the Boilermakers National Annuity Trust and Doral Bank Puerto Rico in the Bankruptcy Court.  The Bankruptcy Court had also sustained claim objections in favor of WMI’s estate in relation to claims filed by other claimants such as certain former employees of WMB resulting in a release of approximately $52 million, thereby bringing the total amount of the Distribution to $458 million.

The distribution for the quarter ending June 30, 2012 will be paid on August 1, 2012.  On August 1, 2012, the Trust is scheduled to distribute $73.8 million.  The primary source for the August distribution is disallowance of claims of approximately $21.6 million (and the concomitant release of funds with respect thereto), the reduction of the release for potential indemnification claims, and the release of approximately $51.4 million in reserves for contingent Pre-Effective Date liabilities that no longer exist.

Note 4:  Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, Cash, LTIs, and to the extent elected by such holder, Runoff Notes issued by Reorganized WMI, and any dividends, gains or income attributable in respect of any of the foregoing.   The amounts retained are calculated as if each of the claims is an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii) and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections), and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes.  Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to such reserve as if sold at fair market value.  Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original Claim or Equity Interest of such recipient.

During the quarter ending June 30, 2012, $479.2 million of cash and $1.2 million of Run-off Notes were released from the DCR in respect of disallowed claims.  Cash of $457.6 million was distributed on June 8, 2012 and $21.6 million will be distributed as part of the August 1, 2012 distribution (see Note 3, above).  Furthermore, assets relating to LTIs with a face value of $67.8 million previously allocated to the DCR were effectively redistributed due to the disallowance of claims.

Of the $457.6 million of cash distributed to LTI holders on June 8, 2012, $42.7 million was retained by the DCR in respect of LTIs allocable to the DCR for the benefit of disputed claimants.

During the quarter ending June 30, 2012, $17.6 million of cash held by the DCR on behalf of disputed claimants was released due to their claims becoming allowed by the Court or due to such claimants providing their necessary tax information.  Of the $17.6 million, $17.3 million is held in Restricted Cash due to such claimants to be distributed on August 1, 2012.

Furthermore, the DCR released approximately $21.6 million of cash to the Trust on June 30, 2012 to be distributed as part of the August 1 distribution.

After giving effect to the transactions described above, on the Statement of Net Assets, as of June 30, 2012, DCR assets include cash of $268.6 million and $38,500 of Runoff Notes (including interest).  The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a prorata share of the remaining assets of the Trust.  Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed.  For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve”.

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests.  A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date.  The shares and any cash distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust.  The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow.  The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above).  All expenses of the Disputed Equity Escrow (other than taxes) are borne by the Trust.  As of June 30, 2012, there were approximately 5.3 million shares of Reorganized WMI common stock in the Disputed Equity Escrow.  The scheduled August 1, 2012 distribution will include a distribution of approximately one million shares of Reorganized WMI to Class 22 claimants pursuant to the Plan.  The shares available for distribution are available as a result of a release of equity reserves held on account of recently disallowed equity claims.

Note 5:  Reserve for Litigation Costs

The Plan requires that the Trust set aside $20 million to potentially pursue recoveries from pending and future litigations and to defend certain claims.  Because it has not been determined whether and to what extent such funds will actually be used, the Trust did not, upon emergence, record a liability for such costs and the Trust will report costs as incurred.  However, the Trust does report the cash as a separate line item on the Statement of Net Assets and the activity is disclosed on the Schedule of Cash Receipts and Disbursements.  As of June 30, 2012, $741,368 had been paid to litigation professionals and total costs incurred were $1,378,942.

Note 6:  Taxes

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC will share in all future WMI net tax refunds on a 20% / 80% prorata basis, respectively.  There are numerous litigations and refunds remaining at the Federal and State tax levels.  Total net refunds remaining are estimated to be between $200 and $600 million, of which the Trust would receive between $40 and $120 million.  An escrow account was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement.  Management’s current estimate of the Trust’s share of the net tax refunds is $96 million.  There was no significant activity in the tax refund escrow account and there are no scheduled distributions from the account.

Note 7:  Runoff Notes

Pursuant to the Plan, Reorganized WMI issued Runoff Notes in the aggregate original principal amount of $130,000,000.00, maturing on the eighteenth (18th) anniversary of the Effective Date, bearing interest at a rate of thirteen percent (13%) per annum (payable in cash to the extent of available runoff proceeds or in kind through the capitalization of accrued interest at the rate of thirteen percent (13%) per annum to the extent runoff proceeds are unavailable).  The repayment of the Runoff Notes is limited to certain proceeds from WM Mortgage Reinsurance Company, which is a wholly-owned subsidiary of Reorganized WMI.  On May 25, 2012, the Trust was notified that

Reorganized WMI had elected to make a payment-in-kind interest payment.  Accordingly, the interest due on the notes was capitalized to the outstanding principal of the notes.   Interest capitalized totaled $3.32 million.

Pursuant to the Plan, creditors were entitled to elect a distribution of Runoff Notes in lieu of Cash received on the Effective Date.  To the extent that eligible Creditors did not elect all of the Runoff Notes, any remaining balance of the Runoff Notes was transferred to the Trust. The Plan provides the conditions under which the Trust can distribute the Runoff Notes.  As of June 30, 2012, the Trust owned $132.4 million of Runoff Notes (including paid-in-kind interest) at face amount and interest receivable of $1.4 million for the benefit of all LTI holders.  In addition, the Trust (through the DCR) holds $38,500 of Runoff Notes (including interest) on behalf of disputed claim holders who elected Runoff Notes in lieu of cash.

In June, $1.195 million of Runoff Notes previously allocated to the DCR were released to the Trust.  The Runoff Notes had been held in the DCR for disputed claimants who had elected Runoff Notes.  The claims of such claimants were disallowed in June, and the Runoff Notes allocated to their claims released to the Trust.  Interest capitalized on the Runoff Notes released to the Trust was $31,000.

Note 8:  Cash Held for Allowed Claims

The Plan requires that holders of Allowed Claims provide releases before receiving a distribution.   Allowed claimants have one year after the Effective Date to provide the release.  The Trust has recorded a liability for cash that would have been distributed to allowed claimants who have not provided their release.  Of the $72.6 million liability for Cash Held for Allowed Claims, $54.9 million is related to claims for which the Trust has not received releases.  The remainder relates to distributions to be made to recently allowed claims or distributions to be paid from the release of funds in connection with disallowed claims on August 1, 2012 or other allowed claims awaiting certain actions.  The cash for these claims is presented as Restricted Cash.

Note 9:  Investment in Subsidiaries

The Trust owns five subsidiaries, directly or indirectly.   These subsidiaries have ceased operations and the aggregate current value of $3.7 million is predominantly comprised of cash and cash equivalents. The Trust will have the subsidiaries retain cash until it can determine that there is minimal risk of future obligations at the subsidiary level.

WMI Liquidating Trust
June 2012 Quarterly Summary Report -- UNAUDITED
Rollforward of Liquidating Trust Interests (1)

	Beginning -- 3/31/12	Post Effective Accretion	Allowed	Disallowed	Disbursement (6)	Other (7)	Ending -- 6/30/12	6/30/12 - 7/31/12 Accretion	Projected Distribution on 8/1/12	Projected 8/1/12 Ending Balance

Senior Notes (Tranche 2)	86,676,889	721,257	11,515,928	-	(76,545,460)	-	22,368,613	82,025	13,655,677	8,794,961

Senior Subordinated Notes (Tranche 2)	337,689,636	4,717,135	81,964,043	-	(333,574,057)	-	90,796,757	506,013	55,429,922	35,872,848

CCB (Tranche 3) (2)	20,678,601	372,859	22,011,440	-	-	-	43,062,900	179,841	-	43,242,741

PIERS (Tranche 4) (3)	167,279,602	(2,617,986)	50,419,388	-	-	-	215,081,004	(155,681)	-	214,925,323

Remaining Postpetition Interest Claim (Tranche 4) (4)	45,298,154	270,823	-	-	-	(7,744,469)	37,824,508	63,797	-	37,888,304

Allowed General Unsecured Claims (Tranches 2-4)	9,820,076	38,120	245,969	-	(4,738,847)	(380,565)	4,984,754	8,183	730,065	4,262,872

LTI balances -- Current LTI holders	667,442,958	3,502,208	166,156,768	-	(414,858,364)	(8,125,033)	414,118,536	684,177	69,815,664	344,987,049

LTI balances -- Disputed Claims (3) (5)	352,417,908	2,793,087	(166,156,768)	(67,804,901)	(42,736,419)	8,162,489	86,675,396	137,423	3,940,822	82,871,997

TOTAL LTI Balances	1,019,860,866	6,295,295	-	(67,804,901)	(457,594,782)	37,455	500,793,932	821,600	73,756,487	427,859,046

NOTES

* Holders of Liquidating Trust Interests will receive statements of their individual LTI holdings outlining the respective rollforward activity.

1)
LTIs are not issued to holders of subordinated claims and equity interests.  Additional LTI's will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)	CCB balance excludes the LTI portion allocable to the common stock component of the CCB claim.

3)
PIERS balance represents "Cap" established due to difference between Federal Judgment Rate and Subordinated Contractual Rates.  The adjustment in the "Post Effective Accretion" column represents the subordination of PIERS to senior levels, reducing the "Cap", or in other words, the highest possible amount that PIERS holders can collect as of the date of this report.

4)
A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

5)
The LTI balance in the Disputed Claim Reserve also includes allowed claims which have not yet provided valid IRS Form W-8 / W-9 documentation.  As of June 30, 2012, the DCR held $8,209,967 in cash and $68,834,276 of LTIs on behalf of allowed claimants that did not provide the proper tax documentation.

6)	"Distributions" represent any historical distributions on LTIs, which includes any applicable foreign withholding remittances to the IRS as well as the May 30, 2012 distributions.

7)	For the quarter ending June 30, 2012, "Other" adjustments primarily consisted of reclasses of certain claims moved to the DCR on account of claimants who did not provide proper tax documentation.

WMI Liquidating Trust
Next Dollar Analysis - LTI Balance of June 30, 2012

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $120,816,511	Until LTI holders of Senior and Senior Sub are paid in full	Senior CUSIPs	19.61%
		Sr Sub CUSIPs	75.85%
		General Unsecured Claims	4.54%

$120,816,512 - $205,026,913	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	95.31%
		General Unsecured Claims	4.69%

$205,026,914 - $262,610,541	Until Debtors begin to pay actual post-petition interest as	General Unsecured Claims	4.54%
	opposed to by reason of contractual subordination	PIERS CUSIPs	95.46%

$262,610,542 - $500,793,932	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	19.13%

		General Unsecured Claims	4.54%
		PIERS CUSIPs	76.33%

NOTES:
(1)
The percentages represent the percentage of each incremental distributed dollar each group would receive.  The percentages represent the group in total.  Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
Next Dollar Analysis - Projected LTI Balance after August 1, 2012 Distributions

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $47,685,621	Until LTI holders of Senior and Senior Sub are paid in full	Senior CUSIPs	19.54%
		Sr Sub CUSIPs	75.92%
		General Unsecured Claims	4.54%

$47,685,622 - $132,191,149	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	95.31%
		General Unsecured Claims	4.69%

$132,191,150 - $189,675,654	Until Debtors begin to pay actual post-petition interest as	General Unsecured Claims	4.54%
	opposed to by reason of contractual subordination	PIERS CUSIPs	95.46%

$189,675,655 - $427,859,046	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	19.16%

		General Unsecured Claims	4.54%
		PIERS CUSIPs	76.30%

NOTES:
(1)
The percentages represent the percentage of each incremental distributed dollar each group would receive.  The percentages represent the group in total.  Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
June 2012 Quarterly Summary Report - UNAUDITED
Rollforward of Disputed Claims Reserve

	Disputed Assets (4)(5)	LTI (4)(6)

Beginning Balance - 3/31/12	723,858,692	352,417,908

Post-effective Accretion on LTI portion	-	2,793,087

Net Interest Earned on Disputed Assets	127,546	-

Cash Distribution to Disputed LTIs	42,736,419	(42,736,419)

Less: Allowed Clams (1)(2)	(17,645,643)	(166,156,768)

Less: Disallowed Claims	(480,408,364)	(67,804,901)

Other Adjustments (3)	-	8,162,489

Ending Balance - 6/30/12	268,668,649	86,675,396

NOTES:

1)	Cash for allowed claims will be distributed on Aug 1
2)	Cash payment for allowed claims includes each claim's prorata portion of the interest earned by the DCR after the Effective Date
3)	"Other Adjustments" primarily represents the reclass of certain claims moved to the DCR on account of claimants who did not provide proper tax documentation
4)	The LTI balance allocable to the Disputed Claim Reserve also includes allowed claims which have not yet provided valid W8/W9 documentation. As of June 30, 2012, the DCR held $8,209,967 in cash and $68,834,276 of
LTIs for allowed claim holders that did not provide the proper tax documentation
5)	"Disputed Assets" includes cash held for the benefit of disputed claims as well as Runoff notes elected by disputed claim holders in lieu of cash on the Effective Date
6)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan